UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2006

DDi Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30241	061576013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1220 Simon Circle, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-688-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 12, 2006, the board of directors of DDi Corp. (the "Company") designated the Company’s Chief Financial Officer, Sally Goff, as the "principal accounting officer" of the Company for purposes of all filings with the SEC under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Ms. Goff has served as the Company’s designated "principal financial officer" since her appointment as the Company’s Chief Financial Officer in March 2006.

Prior to joining the Company, Ms. Goff, age 39, served as Vice President, Finance of Cardiac Science Corporation, a medical device manufacturing and distribution company, and its predecessor, from February 2003 to March 2006. From February 2001 to October 2002, Ms. Goff served as Director of Finance of SMC Networks, a wireless networking distribution company. Ms. Goff also served as Corporate Controller of Masimo Corporation, a medical device manufacturing and distribution company from October 1996 to February 2001. Ms. Goff began her career as a certified public accountant in the State of California working as an audit manager for Coopers & Lybrand LLP. Ms. Goff holds a B.A. in Business Administration - Accounting from California State University, Fullerton.

Ms. Goff replaces John Elwood as the designated principal accounting officer of the Company. Mr. Elwood remains with the Company as the Company's Corporate Controller.

Ms. Goff is employed pursuant to the terms set forth in an employment letter dated March 9, 2006. A description of the terms of the employment letter is set forth in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2006, and the disclosure set forth in Item 1.01 of such Current Report is hereby incorporated by reference into this Item 5.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDi Corp.

May 16, 2006	By:	Kurt E. Scheuerman

Name: Kurt E. Scheuerman
Title: Vice President & General Counsel